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                                                                EXHIBIT 10.5.4.2

                               GENERAL ASSIGNMENT

          THIS GENERAL ASSIGNMENT (this "Assignment"), made as of the 27th day of December, 2002, by VENTAS TRS, LLC, a Delaware limited liability company, having an address at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207, ("Assignor") to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, having an address at 2 Wisconsin Circle, Suite 400, Chevy Chase, Maryland 20815 ("Assignee");

          KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has granted, bargained, sold, assigned, transferred and set over without recourse, representation or warranty (except for the Express Warranties set forth in that certain Purchase and Sale Agreement between Assignor and Assignee dated as of the date hereof (the "Purchase and Sale Agreement")), and by these presents does grant, bargain, sell, assign, transfer and set over unto Assignee the Loan Agreement (as such term is defined on Exhibit A attached hereto and made a part hereof) and all of the other Loan Documents (as such term is defined in that certain Purchase and Sale Agreement), and all of Assignor's rights, title and interest in, to and under the Loan Documents, and all of Assignor's right, title and interest in, to and under the instruments, documents, certificates, letters, records and papers relating to the Loan Documents and all other documents executed and/or delivered in connection with the loan evidenced and/or secured by the Loan Documents, including, without limitation, all of Assignor's right, title and interest in any claims, collateral, certificates of deposit, letters of credit, performance bonds, demands, cause of action, all related title insurance policies, surveys, plans and specifications, insurance policies and certificates, bank accounts, operating accounts, reserve accounts, escrow accounts, and other accounts, permits, licenses, opinions, appraisals, environmental reports, financial statements of borrower and any guarantors and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Loan Documents, all rights and benefits of Assignor related to the Loan Documents and such other instruments, documents, certificates, letters, records and papers, including without limitation, rights to condemnation awards and insurance proceeds, and all claims and choses in action related to the Loan Documents and such instruments, documents, certificates, letters, records and papers, and all of Assignor's rights, title and interests in, to and under such claims and choses in action.

          TO HAVE AND TO HOLD unto Assignee, its successors, transferees, representatives and assigns forever, in full ownership from this date, the Assignor subrogating the Assignee in and to all the rights, liens, privileges, remedies and advantages resulting from the Loan Documents, said rights, privileges, liens, remedies and advantages to be enjoyed and exercised by the Assignee in the same manner, to all intents and purposes, and to the same effect as the Assignor might itself have enjoyed and exercised them.

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          IN WITNESS WHEREOF, the Assignor has caused these presents to be duly executed as of the day and year first above written.

                                    VENTAS TRS, LLC,
                                    a Delaware limited liability company


                                    By: /s/ T. Richard Riney
                                       -----------------------------------------
                                       Name:  T. Richard Riney
                                       Title: Executive Vice President and
                                              General Counsel

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                                    EXHIBIT A

Loan Agreement dated as of November 1, 2002, by and among Ventas Realty, Limited Partnership ("VRLP"), as lender, and each of the entities listed on Schedule I attached hereto and made a part hereof (the "Loan Agreement"), which Loan Agreement was previously assigned by VRLP to Assignor pursuant to General Assignment dated as of December 1, 2002.